Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent for use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-252569) on Form S-1 of Landsea Homes Corporation of our report dated March 12, 2021, relating to the financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

New York, NY

March 12, 2021